UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 22, 2006

                            WELLCO ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

    NORTH CAROLINA                     1-5555            56-0769274
(State or other jurisdiction        (Commission        (IRS Employer
       of Incorporation)            File Number)     Identification No.)

           150 Westwood Circle, P.O. Box 1888, Waynesville, NC 28786
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (828)456-3545

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communication pursuant of Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers.

Paragraph (d) of Item 5.02.

On August 22, 2006, R. David Kemper was appointed as a Director and member of the Audit Committee of the Company by the Board of Directors.

Mr. Kemper is 41 years of age. Mr. Kemper is the President and a shareholder of KemperStrategy, Inc. KemperStrategy, Inc. provides growth solutions for entrepreneurial organizations. These growth solutions include identifying revenue opportunities and competitive threats, improving internal operations, planning and implementing sales and marketing strategies, and creating systems to make revenue growth sustainable. Mr. Kemper has achieved the certification of Professional Certified Marketer by the American Marketing Association. He has more than 17 years of sales and marketing and management experience in both international and domestic markets, and businesses ranging from startups to $200 million in revenue.

From January of 2001 to August of 2002, Mr. Kemper was employed by Simula, Inc. SEI Division, Asheville, N.C. He was responsible for sales and product marketing for divisional products and services to government and commercial customers. From October of 1998 to October of 2000, Mr. Kemper was employed by CII Technologies, Inc., Fairview, N.C., as Corporate Director of Marketing and Group Director of Sales Operations. He was responsible for all aspects of corporate marketing, including budget and cost management, advertising campaigns, catalogs, cooperative advertising negotiations, identity standards, public relations, e-commerce and internet strategy for this $200 million electronic products company. From January of 1992 to October of 1998, Mr. Kemper was employed by Glen Raven Mills, Inc., Burnsville and Burlington, N.C. (serving as Director of Marketing, Filament Fabrics Division, Burnsville, NC, from 1995 to
1998). During his employment he developed product, market, competitor and customer strategies for the division.

Mr. Kemper earned a Masters in Business Administration in 2002 from Western Carolina University and a Bachelor of Science in Industrial Engineering in 1989 from North Carolina State University. Mr. Kemper presently serves as a Director of Chemtronix, Inc., Waynesville, NC.

Item 8 - Other Events

Item 8.01         Other Events

The Company is required to give notice to The American Stock Exchange ("AMEX") that R. David Kemper was appointed a Director of the Company's Board of Directors and a member of the Audit Committee of the Company by the Board of Directors (the "Notice"). The appointment of R. David Kemper to the Company's Audit Committee increases the membership of the Company's Audit Committee to three members.

The Notice is being given in response to the Company's receipt on May 18, 2006, of a Warning Letter from the AMEX pursuant to Section 1009(a)(i) of the AMEX Company Guide (the "Company Guide") and notice of failure to satisfy a continued listing standard, and pursuant to Section 921 of the Company Guide. The Warning Letter stated that the AMEX determined that the Company is not in compliance with Section 121(B)(2)(a) of the Company Guide which states that each issuer must have, and certify that it has and will continue to have, an Audit Committee of at least three members. The AMEX has given the Company until November 30, 2006, to regain compliance with the AMEX listing requirements. The Notice will request that the AMEX advise the Company of any further corrective action it must take, if any, for the Company to be in compliance with Section 121(B)(2)(a) of the Company Guide and the AMEX listing standards.


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            WELLCO ENTERPRISES, INC., Registrant

                                            /s/ Lee Ferguson
                                            -----------------------------
August 22, 2006                             Lee Ferguson, President